UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization) 12225 Greenville Avenue, Suite 861 Dallas, Texas (Address of principal executive offices)	333-96589 Commission File Number	88-0514502 (I.R.S. Employer Identification No.) 75243 (Zip Code)

Registrant’s telephone number, including area code: (214) 261-1963

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2008, Aces Wired, Inc. (the Company) issued a $200,000 promissory note payable to Gordon T. Graves, who is the Company’s chairman of the board of directors and principal shareholder. The note bears interest at 4.17% APR and matures on December 31, 2009. The proceeds from the note will be used by the Company for general working capital purposes.

Item 8.01. Other Events.

On June 5, 2008, the Company’s board of directors elected Mr. Graves, Martin A. Keane and John J. Schreiber to its audit committee, with Mr. Graves being designated as the audit committee financial expert. Messrs. Graves, Keane and Schreiber, all of whom have been directors since October 2006, replace David E. Danovitch and James J. Woodcock who resigned from the Company’s board of directors on May 17, 2008 and May 23, 2008, respectively .

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2008

ACES WIRED, INC.

By:	/s/ Kenneth R. Griffith
President and Chief Executive Officer